Exhibit 99.2

Contact:	Scott Meyerhoff Private Business, Inc. 678-728-4464

John D. Schneider, Jr. Elected to PBiz Board of Directors

NASHVILLE, Tennessee (February 2, 2006) – Private Business, Inc. (NASDAQ:PBIZ), (“PBiz”), a provider of technology solutions for financial institutions, today announced that banking industry veteran John D. Schneider, Jr. has been elected to the company’s board of directors.

Schneider serves as Vice-Chairman and CEO of Independent Bankers’ Bank in Springfield, Illinois, with which he has been associated in various management positions since 1986.  The Independent Bankers’ Bank is one of 21 specially chartered banks in the United States that is owned by and does business solely with community banks. Bankers’ Banks provide correspondent services, including loan participations and fed funds purchases, either directly or through strategic partnerships, to its owners and other community-based financial institutions. Today, over 200 banks in Illinois and Indiana own stock in the Independent Bankers’ Bank. The Independent Bankers’ Bank is the third largest Bankers’ Bank in the United States, serving over 500 community banks.

“The management team of PBiz has a clear vision for the direction of this company and the type of service and solutions they want to provide bankers’ nationwide.” said Schneider “As they are moving toward that goal, I see an opportunity to use my professional background and personal experiences to play an integral part in the future of PBiz.”

Commenting, Lynn Boggs, Chief Executive Officer of PBIZ, said, “We are pleased and fortunate to have John join our Board.  Because of his direct experience with the banking industry and his insight regarding the dynamics of our business, we believe he is an excellent addition to our Board and will contribute measurably to its work.  We look forward to his participation as a director and to his counsel about the future direction for PBiz.”

Schneider earned a B.S. degree in Finance from the University of Illinois in Champaign.  He is also a graduate of the Community Bank Management Program at the B.A.I. School for Bank Administration and a graduate of the Graduate School of Banking, Madison, Wisconsin.  He currently is Chairman of the Bankers’ Bank Service Corporation and serves or has served as a director of Independent Bankers’ Bank and Bankers Bancorp, Inc., The InterCept Group, Sullivan Bancshares, Inc., The Trust Company of San Antonio, and Community Bank Mortgage Corporation.  He is a member of the Independent Community Bankers Association’s Regulation Review Committee.

Mr. Schneider will fill the Class 1 Director’s vacancy on the PBiz Board with a term set to expire in May 2006.

The Company also announced that David Y. Howe, a PBiz director since 2004, and a former partner and managing director of Lightyear Capital, has resigned from the PBiz Board of Directors.

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Schneider Elected to PBiz Board

February 2, 2006

About PBIZ
Private Business, Inc. offers a fully-featured strategic product suite that provides core data processing, along with accounts receivable financing, Internet banking, cash management, CRM/business intelligence, financial accounting tools, Check 21 compliance, electronic image/item processing, and online debt collections. PBIZ believes its full suite of products and services will allow financial institutions and their small-to-medium sized business customers to better compete in today’s aggressive financial services marketplace, and grow their trusted financial relationships, while providing increased profitability through the efficient use of technology and an expanded community presence.

For more information about PBIZ, or its line of products for financial institutions, please visit us on the web at www.pbizinc.com or contact marketing via email at pbiz@pbizinc.com or call, 800-235-5584.

Safe Harbor Statement
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to achieve its growth plans and to identify, complete, or integrate acquisitions.  These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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